Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York AMT-Free Municipal Income Fund f/k/a Nuveen Insured New York Tax-Free Advantage
  Municipal Fund

811-21211

A special meeting of shareholders was held in the offices of Nuveen Investments on November 27, 2012;
at this meeting the shareholders were asked to vote on the approval of the issuance of additional common shares and the approval of an Agreement and Plan of Reorganization. The special meeting was subsequently adjourned to December 14, 2012 and January 24, 2013.

Final voting results for January 24, 2013 are as follows:

<c> Common and Preferred shares voting
together as a class

Preferred shares

Common Shares
To approve an Agreement and Plan of
Reorganization.



   For
                                  -
             1,449,371
                          -
   Against
                                  -
                143,073
                          -
   Abstain
                                 -
                  13,528
                          -
Total
                                  -
             1,605,972
                          -




To approve the issuance of additional
common shares in connection with each
Reorganization.



   For
                     3,127,701
                          -
             1,680,330
   Against
                        249,515
                          -
                104,442
   Abstain
                        124,193
                          -
                110,665
      Total
                     3,501,409
                          -
             1,895,437


Proxy materials are herein
incorporated by reference
to the SEC filing on October 24,
2012, under
Conformed Submission Type
Form 497, accession
number 0001193125-12-431809.